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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF HORIZON PCS, INC

SUBSIDIARY                                        JURISDICTION

Horizon Personal Communication, Inc               Ohio
Bright Personal Communication Service, Inc        Ohio